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                                                                    EXHIBIT 10.8



                           NONSTATUTORY STOCK OPTION

                  (NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN)

__________, Optionee:

         AURORA BIOSCIENCES CORPORATION(the "Company"), pursuant to its Non-Employee Directors' Stock Option Plan (the "Plan") has on _________ granted to you, the optionee named above, an option to purchase shares of the common stock of the Company ("Common Stock"). This option is not intended to qualify and will not be treated as an "incentive stock option" within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Capitalized terms used but not otherwise defined in this agreement shall have the meaning ascribed to them in the Plan.

         The grant hereunder is in connection with and in furtherance of the Company's compensatory benefit plan for participation of the Company's Non-Employee Directors (as defined in the Plan).

         The details of your option are as follows:

1. The total number of shares of Common Stock subject to this option is _________ (______). Subject to the limitations contained herein, this option shall become exercisable (vest) with respect to each installment shown below on or after the date of vesting applicable to such installment, as follows:

         NUMBER OF SHARES (INSTALLMENT)                         DATE OF EARLIEST EXERCISE (VESTING)
          ------------------------------                        -----------------------------------
                 __________                                     __________, 199__
                 __________                                     The ___ day of each month thereafter,
                                                                commencing on ________, 199__ through and
                                                                including _________, 199__.
                 __________                                     __________, 199__


2.       EXERCISE PRICE AND METHOD OF PAYMENT.

         (a) EXERCISE PRICE. The exercise price of this option is _________________ ($____________) per share, being the fair market value (as defined in the Plan) of the Common Stock on the date of grant of this option.

         (b) METHOD OF PAYMENT. Payment of the exercise price per share is due in full upon exercise of all or any part of each installment which has accrued to you. You may elect, to the extent permitted by applicable statutes and regulations, to make payment of the exercise price under one of the following alternatives:

                 (i) Payment of the exercise price per share in cash (including check) at the time of exercise;

                 (ii) Payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

                 (iii) Provided that at the time of exercise the Company's Common Stock is publicly traded and quoted regularly in the Wall Street Journal, payment by delivery of already-owned shares of Common Stock, held for the period required to avoid a charge to the Company's reported earnings, and owned free and clear of any liens, claims, encumbrances or security interests, which Common Stock shall be valued at its fair market value on the date of exercise; or





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                 (iv)     Payment by a combination of the methods of payment
permitted by subparagraph 3(b)(i) through 3(b)(iii) above.

3. WHOLE SHARES. This option may not be exercised for any number of shares which would require the issuance of anything other than whole shares.

4. SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, this option may not be exercised unless the shares issuable upon exercise of this option are then registered under the Act or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Act.

5. TERM. The term of this option commences on ___________, 19__, the date of grant, and expires on _____________________ (the "Expiration Date," which date shall be no more than ten (10) years from the date this option is granted), unless this option expires sooner as set forth below or in the Plan. In no event may this option be exercised on or after the Expiration Date. This option shall terminate prior to the Expiration Date as follows: three (3) months after the termination of your service as a Non-Employee Director or employee of or Consultant to the Company or an Affiliate of the Company ("Service") for any reason or for no reason unless:

         (a) such termination of Service is due to your permanent and total disability as defined in Section 422(c)(6) of the Code, in which event the option shall expire on the earlier of the Expiration Date set forth above or twelve (12) months following such termination of Service; or

         (b) such termination of Service is due to your death or your death occurs within three (3) months following termination of your Service for any other reason, in which event the option shall expire on the earlier of the Expiration Date set forth above or eighteen (18) months after your death; or

         (c) during any part of such three (3) month period the option is not exercisable solely because of the condition set forth in paragraph 4 above, in which event the option shall not expire until the earlier of the Expiration Date set forth above or until it shall have been exercisable for an aggregate period of three (3) months after the termination of Service; or

         (d) exercise of the option within three (3) months after termination of your Service would result in liability under section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act"), in which case the option will expire on the earlier of (i) the Expiration Date set forth above,
(ii) the tenth (10th) day after the last date upon which exercise would result in such liability or (iii) six (6) months and ten (10) days after the termination of your Service.

         However, this option may be exercised following termination of Service only as to that number of shares as to which it was exercisable on the date of termination of Service under the provisions of paragraph 1 of this option.

6.       EXERCISE.

         (a) This option may be exercised, to the extent specified above, by delivering a notice of exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require pursuant to paragraph 6 of the Plan.

         (b)     By exercising this option you agree that:

                 (i) as a precondition to the completion of any exercise of this option, the Company may require you to enter an arrangement providing for the cash payment by you to the Company of any tax withholding obligation of the Company arising by reason of: (1) the exercise of this option; (2) the lapse of any substantial risk of forfeiture to which the shares are subject at the time of exercise; or (3) the disposition of shares acquired upon such exercise. You also agree that any exercise of this option has not been completed and that the Company is





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under no obligation to issue any Common Stock to you until such an arrangement is established or the Company's tax withholding obligations are satisfied, as determined by the Company; and

                 (ii) the Company (or a representative of the underwriters) may, in connection with the first underwritten registration of the offering of any securities of the Company under the Act, require that you not sell or otherwise transfer or dispose of any shares of Common Stock or other securities of the Company during such period (not to exceed one hundred eighty (180) days) following the effective date (the "Effective Date") of the registration statement of the Company filed under the Act as may be requested by the Company or the representative of the underwriters. You further agree that the Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period.

7. OPTION NOT A SERVICE CONTRACT. Nothing in this option shall obligate the Company or any Affiliate of the Company, or their respective stockholders, Board of Directors, Officers or employees to continue any relationship which you might have as a Director or employee of or consultant to the Company or any Affiliate of the Company.

8. NOTICES. Any notices provided for in this option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the address specified below or at such other address as you hereafter designate by written notice to the Company.

9. TRANSFERABILITY. This option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise this option.
















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10.      This option is subject to all the provisions of the Plan, a copy of which is attached hereto and its provisions are hereby made a part of this option, including without limitation the provisions of paragraph 6 of the Plan relating to option provisions, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this option and those of the Plan, the provisions of the Plan shall control.

Dated as of ___________.

                                         Very truly yours,

                                         AURORA BIOSCIENCES CORPORATION

                                         By:___________________________________
                                            Duly authorized on behalf
                                            of the Board of Directors

ATTACHMENTS:

Aurora Biosciences Corporation Non-Employees Directors' Stock Option Plan Notice of Exercise






















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The undersigned:

         (A) Acknowledges receipt of the foregoing option and the attachments referenced therein and understands that all rights and liabilities with respect to this option are set forth in the option and the Plan; and

         (B) Acknowledges that as of the date of grant of this option, it sets forth the entire understanding between the undersigned optionee and the Company and its Affiliates regarding the acquisition of stock in the Company and supersedes all prior oral and written agreements on that subject with the exception of (i) the options previously granted and delivered to the undersigned under stock option plans of the Company, and (ii) the following agreements only:

                          NONE   __________________________________
                                     (Initial)

                          OTHER  __________________________________
                                 __________________________________
                                 __________________________________



                                              __________________________________
                                              Optionee



                                              __________________________________
                                              Address

                                              __________________________________
                                              __________________________________


















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